Exhibit 39
JOINT FILING AGREEMENT
     WHEREAS, the undersigned (collectively, the “Reporting Persons”) from time to time make filings with the Securities and Exchange Commission pursuant to Regulation 13D-G under the Securities Exchange Act of 1934, as amended; and
     WHEREAS, the Reporting Persons prefer to make joint filings on behalf of all Reporting Persons rather than individual filings on behalf of each of the Reporting Persons;
     NOW, THEREFORE, the undersigned hereby agree as follows with each of the other Reporting Persons:
     1. Each of the Reporting Persons is individually eligible to make joint filings.
     2. Each of the Reporting Persons is responsible for timely making joint filings and any amendments thereto.
     3. Each of the Reporting Persons is responsible for the completeness and accuracy of the information concerning such person contained in joint filings.
     4. None of the Reporting Persons is responsible for the completeness or accuracy of the information concerning the other Reporting Persons contained in joint filings, unless such person knows or has reason to believe that such information is inaccurate.
     5. This Joint Filing Agreement supersedes the Joint Filing Agreement dated September 23, 2004 by and between Columbus Nova Investments VIII Ltd. (now known as Renova Media Enterprises Ltd.) and Victor Vekselberg.

     6. The undersigned agree that each joint filing made on or after the date hereof will be, and any amendment thereto will be, made on behalf of each of the Reporting Persons.
     In witness whereof, the undersigned hereby execute this Joint Filing Agreement this 24th day of April, 2007.

RENOVA MEDIA ENTERPRISES LTD.

By:	/s/ Evgenia Loewe

Name:	Evgenia Loewe
Title:	Attorney-in-Fact

RENOVA INDUSTRIES LTD.

By:	/s/ Evgenia Loewe

Name:	Evgenia Loewe
Title:	Attorney-in-Fact

CMCR MANAGEMENT LIMITED

By:	/s/ Yana Davydkina

Name:	Yana Davydkina
Title:	Attorney-in-Fact

RENOVA HOLDING LTD.

By:	/s/ Evgenia Loewe

Name:	Evgenia Loewe
Title:	Attorney-in-Fact

ZAO PR TELECOM

By:	/s/ Yana Davydkina

Name:	Yana Davydkina
Title:	Attorney-in-Fact

ZAO PRIPACHKIN I DOCH

By:	/s/ Yana Davydkina

Name:	Yana Davydkina
Title:	Attorney-in-Fact

YURI PRIPACHKIN

By:	/s/ Yana Davydkina

Name:	Yana Davydkina
Title:	Attorney-in-Fact

COLUMBUS TRUST

By:	/s/ Evgenia Loewe

Name:	Evgenia Loewe
Title:	Attorney-in-Fact

VICTOR VEKSELBERG

By:	/s/ Evgenia Loewe

Name:	Evgenia Loewe
Title:	Attorney-in-Fact